NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2016 FOURTH QUARTER LEASING

NEW YORK, NEW YORK (December 8, 2016) Griffin Industrial Realty, Inc. (NASDAQ: GRIF) (“Griffin”) announced that in its fiscal 2016 fourth quarter, it had a net increase of approximately 173,000 square feet in space leased and renewed three leases aggregating approximately 51,000 square feet. The net increase in space leased includes a five year lease for approximately 132,000 square feet in 5210 Jaindl Boulevard (“5210 Jaindl”), Griffin’s approximately 252,000 square foot industrial/warehouse building in the Lehigh Valley of Pennsylvania that was completed in June 2016. The new tenant is expected to take occupancy during the first half of fiscal 2017. With the addition of 5210 Jaindl, Griffin now owns five fully leased Lehigh Valley industrial/warehouse buildings aggregating approximately 1,183,000 square feet. In the fiscal 2016 fourth quarter, Griffin also completed two leases aggregating approximately 77,000 square feet of industrial/warehouse space in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in Windsor and East Granby, Connecticut. One of the new NE Tradeport leases was for an entire approximately 57,200 square foot building. The previous lease for that building expired earlier this year. Also in the fiscal 2016 fourth quarter, Griffin leased approximately 5,000 square feet of office/flex space while a full building lease of approximately 40,000 square feet of office/flex space expired.

In the fiscal 2016 full year, Griffin’s real estate portfolio increased by approximately 252,000 square feet to approximately 3,297,000 square feet as a result of constructing 5210 Jaindl. Griffin had a net increase of approximately 359,000 square feet of space leased in fiscal 2016, increasing the percentage of spaced leased to 93% as of November 30, 2016 from 89% a year earlier. New leasing in fiscal 2016 included approximately 471,000 square feet of industrial/warehouse space, while leases of approximately 61,000 square feet of industrial/warehouse space expired. As of November 30, 2016, Griffin’s industrial/warehouse space, which comprises 87% of Griffin’s real estate portfolio, was 96% leased. In the fiscal 2016 full year, Griffin leased approximately 21,000 square feet of office/flex space, while approximately 72,000 square feet of such space expired. Also in fiscal 2016, the lease of Griffin’s Quincy, Florida production nursery (the “Florida Farm”) expired in the second quarter. Subsequent to that lease expiration, Griffin entered into a three year lease of its Florida Farm with a new tenant that includes an option for the new tenant to purchase the Florida Farm at any time during the lease period at an agreed upon price.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include the timing of occupancy by the new tenant in 5210 Jaindl. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.